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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April     , 2004

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-29092 (Commission File No.)	54-1708481 (IRS Employer Identification No.)

1700 Old Meadow Road, Suite 300, McLean, VA 22102
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (703) 902-2800

Item 5. Other Events and Regulation FD Disclosure.

        On April 29, 2004, Primus Telecommunications Group, Incorporated (the "Company") and Primus Telecommunications Holding, Inc., a direct and wholly owned subsidiary of the Company (the "Issuer"), filed a Registration Statement on Form S-4 (the "S-4 Registration Statement") with respect to a registered exchange offer (the "Exchange Offer") involving $240 million aggregate principal amount of registered 8% senior notes due 2014 (the "Exchange Notes") for $240 million aggregate principal amount of 8% senior notes due 2014 (the "144A Notes") that were previously issued in an offering exempt from registration pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the "Securities Act"). The 144A Notes were issued by the Issuer and guaranteed by the Company. The Exchange Notes will be issued by the Issuer and guaranteed by the Company upon completion of the Exchange Offer. The Exchange Notes are substantially identical to the 144A Notes, with the principal difference being that the Exchange Notes will be registered, and therefore freely transferable, under the Securities Act upon completion of the Exchange Offer.

        The filing and effectiveness of the S-4 Registration Statement trigger certain reporting obligations concerning the Issuer that are being satisfied initially through the filing of certain additional information concerning the Issuer, which will be reported through additional footnote disclosure contained in the Company's consolidated financial statements. As such, the consolidated financial statements of the Company are attached hereto under Item 7(c), and contain such information in Note 23 thereto.

Item 7. Financial Statements and Exhibits.

(c)
Exhibits.

23.1	Independent Auditors' Consent
32.1	Certification
99.1	Financial Statements of Primus Telecommunications Group, Incorporated

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED
Dated: April 29, 2004	By:	/s/ NEIL L. HAZARD
	Name:	Neil L. Hazard
	Title:	Chief Operating Officer and Chief Financial Officer

INDEX TO EXHIBITS

23.1	Independent Auditors' Consent
32.1	Certification
99.1	Financial Statements of Primus Telecommunications Group, Incorporated

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  Item 5. Other Events and Regulation FD Disclosure.
  Item 7. Financial Statements and Exhibits.
SIGNATURE
INDEX TO EXHIBITS